UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2025

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2025, Venu Holding Corporation (the “Company”) entered into an Operator Agreement (the “Agreement”) with Live Nation Worldwide, Inc. (“Live Nation”; together with the Company, the “Parties”) in connection with the amphitheater being developed by the Company in McKinney, Texas (“The Sunset McKinney”). Under the Agreement, the Company agreed to lease the premises on which The Sunset Amphitheater is being developed (the “Premises”) to Live Nation, acting as the tenant. The following description summarizes certain material terms of the Agreement.

Term. The Agreement has a five-year term (the “Term”) with four successive options to extend the Term for additional five-year periods. The Term will commence on the earlier of 91 days after the substantial completion of the Premises, or the date Live Nation initially opens for business to the public at the Premises (such date, the “Commencement Date”).

Exclusive-Booking Right. The Agreement provides for Live Nation to serve as the exclusive booking agency for all events held at the Premises. However, subject to certain limitations and requirements, the Agreement also provides the Company the right to schedule live entertainment events at The Sunset McKinney as well as events such as films, visual presentations (or streaming video), and other similar events.

Exclusive-Use Requirements. Pursuant to certain exclusive-use requirements in the Agreement, the Premises can be used: (i) as an entertainment facility for live-music performances or other entertainment; (ii) as a restaurant, bar, or other event space selling food and beverages; (iii) for the retail sale of general merchandise of Live Nation or its affiliates; or (iv) for any other commercial and retail uses similar to those of other locations operated by Live Nation or its affiliates. The Parties intend for the Premises to be multifunctional to allow for varied entertainment and private events, such as musical concerts, comedy acts, club nights, film debuts, film festivals, art festivals, corporate rentals, and public rentals for functions such as school musicals, graduations, and ceremonies, all with capacities up to the lawful maximum depending on the specific use and configuration of the spaces within the Premises, and in accordance with, and permitted by, applicable law.

Conditions Precedent. The effectiveness of the Agreement is subject to certain conditions precedent that require, among other conditions: (i) the Company to provide various due-diligence materials to Live Nation within ten business days of executing the Agreement; (ii) the Company to ensure that the parking and traffic operations for The Sunset McKinney meet the standards typically observed at other comparable amphitheaters in the United States; (iii) the Parties to agree on permissible decibel levels for events and to agree to a mutually acceptable resolution if any noise ordinances or sound restrictions are imposed prior to the Commencement Date that materially impair Live Nation’s ability to operate The Sunset McKinney at concert decibel levels consistent with industry standards; and (iv) the Parties to agree on an equitable adjustment to the financial terms of the Agreement to offset the impact of any new or increased ticket taxes, surcharges, or other ticketing deductions, if any, that are imposed prior to the Commencement Date. Certain of these conditions precedent continue through the term of the Agreement, and, subject to applicable cure periods, if they are not continuously satisfied give rise to a termination right in favor of Live Nation.

Fee Arrangements. The Agreement provides for a revenue-sharing arrangement between the Parties under which Live Nation will pay the Company a percentage of the net profits generated from Live Nation’s events at The Sunset McKinney, after deducting applicable event-related expenses and other costs and expenses chargeable to the Parties’ co-promotion of events. The percentage of net profits to be paid to the Company will increase once a certain profit threshold is reached. The Company will also receive a fixed per-ticket rent payment from Live Nation for each ticket sold to public events operated by Live Nation at The Sunset McKinney, which fee is subject to a prescribed annual increase. A fixed per-ticket management fee will also be assessed for each ticket sold to each ticketed event. For each event held at The Sunset McKinney, Live Nation will receive a booking commission equal to a fixed percentage of the artist’s guaranteed fee. Live Nation will also receive a fixed share of concession sales at each event. All parking fees charged in connection with any events will be managed and collected by Live Nation but will be distributed between the Parties in accordance with the profit-sharing provisions of the Agreement.

Annual Ticket Target; Shortfall Payment. Although the Agreement does not constitute an agreement to book or arrange any specific artist or event at The Sunset McKinney, the Agreement provides that Live Nation will use commercially reasonable efforts to annually sell a defined minimum number of aggregate tickets to events at The Sunset McKinney (the “Annual Event Target”). Subject to certain terms and limited exceptions, Live Nation is obligated to pay a shortfall fee to the Company if annual ticket sales do not meet the Annual Event Target.

Sponsorship and Naming Rights. Pursuant to the Agreement, the Company will retain all sponsorship and naming rights for the Premises and The Sunset McKinney. All sponsorship receipts will be excluded from the profit-sharing arrangement between the Parties, and the Company will be responsible for all expenses related to procuring, servicing, or delivering sponsorship and naming rights. Live Nation’s prior written approval will be required for all sponsorship and naming rights.

Right of First Offer. The Agreement provides Live Nation with a right of first offer (the “ROFO”). Pursuant to the ROFO, if the Company desires to sell the Premises during the Term of the Agreement or receives a bona fide third-party offer to purchase the Premises that the Company desires to accept, the Company must first provide written notice to Live Nation. Live Nation will then have 30 days to elect to exercise its ROFO and purchase the Premises. If Live Nation exercises its ROFO, the Parties must close on an agreement for the sale of the Premises within 60 days. The ROFO would not apply if the Premises would be sold or transferred as part of a transaction that constitutes a “Change of Control” (as defined in the Agreement) of the Company.

Subletting and Other Transfers. Without the Company’s prior written consent, the Agreement prohibits Live Nation from assigning, subletting, mortgaging, encumbering, pledging, hypothecating, or otherwise transferring (each such action, a “Transfer”) all or any part of the Agreement or Live Nation’s interest in the Premises. At least 30 days prior to the intended effective date of any proposed Transfer, Live Nation must request the Company’s consent to such Transfer. If the Company consents to a Transfer, Live Nation’s transferee will be prohibited from violating any exclusive-use rights granted to any other tenants in connection with the development of The Sunset McKinney on the date the Transfer is effectuated by sublease, assignment, or other written instrument.

Other Customary Terms. In addition to the terms described above, the Agreement contains other customary terms and conditions of an agreement of this nature, including provisions relating to the Company’s obligation to provide or make available a defined minimum number of parking spaces at the Premises, maintenance and repair obligations, utilities, insurance requirements, indemnification of the Parties, procedures in the event of damage to the Premises, eminent domain, events of default, force-majeure events, tax and rebate allocations, lease-termination rights, and customary representations and warranties.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Operator Agreement dated December 10, 2025, between the Company and Live Nation Worldwide, Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

†	Certain portions of this exhibit have been omitted because they are not material, would be competitively harmful if publicly disclosed, and are of the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: December 12, 2025	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman